EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-89891 and Registration Statement No. 333-57698 of Premiere Global Services, Inc. on Form S-8 of our report dated June 24, 2010, relating to the financial statements and supplemental schedule of the Premiere Global Services Inc. 401(k) Plan which appear in this Form 11-K.

/s/ Smith & Howard
Atlanta, GA
June 24, 2010

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